                                                                  EXHIBIT 23.1

         CONSENT OF COOPERS & LYBRAND, INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-80903) of our report dated July 3, 1996, on our audits of the consolidated financial statements and financial statement schedule of Unison Software, Inc. and Subsidiaries as of May 31, 1996 and 1995, and for the three years in the period ended May 31, 1996, which report is included in this Annual Report on Form 10-K.



                                                      COOPERS & LYBRAND L.L.P.



San Jose, California
August 27, 1996